Exhibit 31(c)

Rule 13a-14(a)/15d-14(a) Certification

I, Trevor Fetter, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Tenet Healthcare Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2011

/s/ Trevor Fetter
Trevor Fetter
President and Chief Executive Officer